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                                                                     Exhibit 5.1

                    KPMG LLP                         Telephone (416) 228-7000
                    CHARTERED ACCOUNTANTS            Telefax   (416) 228-7123
                    Yonge Corporate Centre           Internet  www.kpmg.ca
                    4100 Yonge Street, Suite 200
                    Toronto ON M2P 2H3
                    Canada

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
North American Palladium Ltd.:


We consent to the incorporation by reference in this registration statement on Form F-10/A of our report dated March 29, 2006, with respect to the consolidated balance sheets of North American Palladium Ltd. as at December 31, 2005 and 2004, and the related consolidated statements of earnings (loss) and deficit and cash flows for each of the years in the two-year period ended December 31, 2005, which report appears in the annual report on Form 40-F of North American Palladium Ltd. for the year ended December 31, 2005.



We also consent to the reference to our Firm under the heading "Auditors" and the "Summary Consolidated Financial Data" in the prospectus, which is part of this Registration Statement.


/s/ KPMG LLP

Chartered Accountants


Toronto, Canada
June 21, 2006


       KPMG LLP, a Canadian limited liability partnership is the Canadian member firm of KPMG International, a Swiss cooperative.